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                          CAREER EDUCATION CORPORATION.
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                (Name of Registrant as Specified in Its Charter)

                                 BOSTIC R STEVEN
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Steve Bostic issued the following press release on May 12, 2006:

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For Immediate Release

              INDEPENDENT PROXY VOTING FIRM GLASS LEWIS RECOMMENDS
        SHAREHOLDERS VOTE FOR STEVE BOSTIC'S NOMINEES ON THE BLUE PROXY
               CARD AT CAREER EDUCATION'S UPCOMING ANNUAL MEETING

SEA ISLAND, GA, May 12, 2006 -- Steve Bostic, the beneficial owner of approximately 1% of the outstanding stock of Career Education Corporation (CEC or NASDAQ: CECO), today announced that Glass Lewis recommends that stockholders vote FOR Mr. Bostic's slate of directors, consisting of James Copeland, William Ide and Mr. Bostic on the BLUE proxy card at the company's May 18th Annual Meeting of Stockholders. Glass Lewis is an analytical research firm that uses proprietary research and extensive analysis to objectively evaluate the corporate governance, financial transparency and shareholder safeguards of public companies and advise shareholders on the exercise of their voting rights.

Regarding Mr. Bostic and the slate of alternative nominees, Glass Lewis noted in its analysis, "Mr. Bostic has done shareholders the favor of identifying three promising candidates for this board, Messrs. Copeland and Ide, and himself. Mr. Bostic's former leadership role at EduTrek would give him valuable insight into the field of for-profit education." Glass Lewis noted Mr. Copeland's accounting experience and Mr. Ide's strong legal background, and wrote in its analysis, "As we have noted, this board could clearly use some outside perspective. We believe that nominees BOSTIC, COPELAND and IDE have relevant backgrounds and bring critical experience that would benefit the Company."

Glass Lewis went on to note that, "The Company's campaign of governance reforms smacks of window-dressing: proudly displaying minor feats while hoping to distract shareholders from the grim reality of the situation. In particular, the reforms do not justify retaining a board of directors who has steered the Company onto the rocky course it is now following - a company entangled in numerous investigations by government agencies and in danger of losing its accreditation in December 2006." Glass Lewis continued, "We agree with Mr. Bostic that this management team has done a poor job maintaining the delicate balance between maximizing cash flow and maintaining the minimum standards of education required by the Department of Education and other regional accreditation agencies."

Mr. Bostic commented, "We are very pleased that Glass Lewis recognizes the need for change at Career Education Corporation, and has added yet another objective recommendation in favor of our qualified nominees. Our experienced nominees are committed to taking the right steps to restore leadership, integrity and credibility at CEC and put the company back on the right path to restoring stockholder value. Our experienced nominees have a clear vision for the company and specific enterprise transformation plans which we will propose to my fellow independent directors in order to promptly address and resolve the AIU accreditation and probation issues and enhance the quality of the company's performance."

Finally, Glass Lewis recommends that shareholders vote the BLUE proxy card, and that shareholders vote FOR nominees BOSTIC, COPELAND and IDE.

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Media Inquiries:

Peter Duda
Weber Shandwick
212-445-8213
pduda@webershandwick.com

J.J. Rissi
Weber Shandwick
917-587-7090
jjrissi@webershandwick.com